Exhibit 2.1

EXECUTION VERSION

AMENDMENT NO. 1 TO TRANSACTION AGREEMENT

This AMENDMENT NO. 1 TO TRANSACTION AGREEMENT, dated as of November 22, 2017 (this “Amendment”), is made by and among Envigo International Holdings, Inc., a Delaware corporation (the “Company”), Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company (“Parent”), Avista Healthcare Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), Avista Healthcare NewCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“NewCo”) and Jermyn Street Associates LLC, solely in its capacity as Shareholder Representative (the “Shareholder Representative”). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to such terms in the Transaction Agreement (as defined below).

WHEREAS, the Company, Parent, Merger Sub and NewCo are parties to the Transaction Agreement, dated as of August 21, 2017 (the “Transaction Agreement”);

WHEREAS, pursuant to Section 8.13 of the Transaction Agreement, the Transaction Agreement may not be amended except by an instrument in writing signed (including by electronic means) on behalf of each of the parties thereto; and

WHEREAS, each of the parties to the Transaction Agreement agrees to amend the Transaction Agreement as described below.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

1.                              Effective as of the date of this Amendment, the Transaction Agreement is hereby amended as follows:

(a)                         Section 6.3(e)(iii) of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) immediately following the First Merger Effective Time, Parent shall meet all of the continuing listing requirements of NASDAQ and shall not have received any notice of non-compliance, other than any notice of non-compliance to the extent related to Parent’s failure to hold an annual meeting in 2017.”

(b)                                 Section 7.1(b)(ii) of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) if the Mergers shall not have been consummated by March 31, 2018 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party in breach of this Agreement such that the conditions set forth in Sections 6.1, 6.2 or 6.3 hereof will not be satisfied on or prior to the Closing; or”

2.                              The parties hereto hereby agree that, except as specifically provided in this Amendment, the Transaction Agreement shall remain in full force and effect without any other amendments or modifications.

3.                              The provisions of Sections 8.3 through 8.13 of the Transaction Agreement are hereby incorporated into this Amendment by reference and shall be applicable to this Amendment for all purposes.

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IN WITNESS WHEREOF, each party has caused this Amendment to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

ENVIGO INTERNATIONAL HOLDINGS, INC.

By:	/s/ Mark Bibi
	Name:	Mark Bibi
	Title:	Secretary and General Counsel

AVISTA HEALTHCARE PUBLIC ACQUISITION CORP.

By:	/s/ David Burgstahler
	Name:	David Burgstahler
	Title:	President and Chief Executive Officer

AVISTA HEALTHCARE MERGER SUB, INC.

By:	/s/ Robert Girardi
	Name:	Robert Girardi
	Title:	Vice President and Secretary

AVISTA HEALTHCARE NEWCO, LLC

By:	/s/ Robert Girardi
	Name:	Robert Girardi
	Title:	Vice President and Secretary

JERMYN STREET ASSOCIATES LLC, solely in its capacity as Shareholder Representative

By:	/s/ Scott Cragg
Name:	Scott Cragg
Title:	Authorized Signatory

[Signature Page to Amendment No. 1]